UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 12, 2014
(Date of earliest event reported)

Stillwater Mining Company
(Exact name of registrant as specified in its charter)

Delaware	001-13053	81-0480654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1321 Discovery Drive, Billings, Montana	59102
(Address of principal executive offices)	(Zip Code)

(406) 373-8700
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on November 14, 2014, Stillwater Mining Company, a Delaware corporation ("Stillwater" or the "Company") announced the retirement of its Chief Financial Officer, Gregory Wing, and the appointment of Christopher Bateman as its new Chief Financial Officer.

In connection with the these changes in management, the Company and Mr. Wing entered into a severance agreement, dated December 1, 2014, governing Mr. Wing's retirement from Stillwater. Pursuant to the Agreement, Mr. Wing will receive a severance payment equal to $1,337,568.02 in cash, less required holdings. The Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Additionally, the Company and Mr. Bateman have entered into an employment agreement, dated as of November 13, 2014, governing Mr. Bateman's employment with the Company. Pursuant to this agreement, Mr. Bateman will receive a base salary of $385,000 per year and a short and long-term incentive bonus as described in the agreement. Mr. Bateman will also be eligible to participate in the benefit programs of the Company. This agreement is attached as Exhibit 10.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No. Description

10.1    Gregory Wing Severance and General Release Agreement
10.2    Christopher Bateman Executive Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2014	STILLWATER MINING COMPANY

	By:	/s/ Brent R. Wadman
Brent R. Wadman
Corporate Secretary